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                                                                    Exhibit 23.3


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Moore Corporation Limited on Form S-4 of our reports dated September 9, 2002 (which audit report expresses an unqualified opinion and includes an additional paragraph regarding the audit procedures we applied to certain adjustments made to Wallace Computer Services, Inc. 2001 and 2000 financial statements for the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and other Intangibles," but does not express an opinion or any form of assurance on the 2001 and 2000 financial statements taken as a whole), appearing in the Annual Report on Form 10-K of Wallace Computer Services, Inc. for the year ended July 31, 2002 and to the reference to us under the heading "Experts" in this prospectus, which is part of this Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois
February 12, 2003